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                                                                     EXHIBIT 3.9

             ARTICLES OF AMENDMENT - DOMESTIC BUSINESS CORPORATION
                             DSCB:15-1915 (Rev 89)

     In compliance with the requirements of 15 Pa.C.S. (S) 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.   The name of the corporation is:  Bucks County Crushed Stone Company
                                    --------------------------------------------

     ___________________________________________________________________________

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) the name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a)  Ottsville R.D.        Ottsville       PA          18942        Bucks
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       Number and Street     City         State         Zip         County

(b)  c/c:_______________________________________________________________________
          Name of Commercial Registered Office Provider             County

     For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.   The statute by or under which it was incorporated is: Act of May 5, 1933
                                                          ----------------------
     (P.L. 364, No. 106)
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4.   The original date of its incorporation is:    February 25, 1955
                                                --------------------------------

5.   (Check, and if appropriate complete, one of the following):

       X   The amendment shall be effective upon filing these Articles of
     -----
           Amendment in the Department of State.

     _____ The amendment shall be effective on: _____________ at _____ _________
                                                     Date         Hour

6.   (Check one of the following):

     _____ The amendment was adopted by the shareholders pursuant to 15 Pa.C.S.
           (S) 1914(a) and (b).


       X   The amendment was adopted by the board of directors pursuant to 15
     -----
           Pa.C.S. (S) 1914 (c).

7.   (Check, and if appropriate complete, one of the following):

     _____ The amendment adopted by the corporation, set forth in full, is as follows:


       X   The amendment adopted by corporation is set forth in full in Exhibit
     -----
           A, attached hereto and made a part hereof.
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8.   (Check if the amendment restates the Articles):

       X   The restated Articles of Incorporation supersede the original
     -----
     Articles and all amendments thereto.

     IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this ________ day of ______________________, 19____.

                                  BUCKS COUNTY CRUSHED STONE COMPANY
                        --------------------------------------------------------
                                       (Name of Corporation)

                        BY: /s/
                            ----------------------------------------------------
                                                (Signature)

                        TITLE: Chairman of the Board and Chief Executive Officer
                              --------------------------------------------------
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                                                                       Exhibit A
                                                                       ---------

     RESOLVED, that the Articles of Incorporation of the corporation be and they are hereby restated as set forth in full below

                      RESTATED ARTICLES OF INCORPORATION
                                      OF
                      BUCKS COUNTY CRUSHED STONE COMPANY

     1.   The name of the corporation is Bucks County Crushed Stone Company.

     2. The address of this corporation's registered office in this Commonwealth is Ottsville R.D., County of Bucks.

     3. The corporation is incorporated under the provisions of the Business Corporation Law of 1988.

     4. The aggregate number of shares which the corporation shall have authority to issue is 300 Common shares and the par value of each Common share is $100.

     5. These Articles of Incorporation may be amended in the manner at the time prescribed by statute, and all rights conferred upon the shareholders herein are granted subject to this reservation.